SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report:  June 10, 1999

                             RALSTON PURINA COMPANY
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             (Exact name of Registrant as specified in its charter)

       MISSOURI                    1-4582              No. 43-0470580
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    (State or Other            (Commission              (IRS Employer
     Jurisdiction of            File Number)            Identification
     Incorporation)                                        Number)

      CHECKERBOARD SQUARE, ST. LOUIS, MISSOURI              63164
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    (Address of Principal Executive Offices               (Zip Code)

                                 (314) 982-1000
                               -------------------
              (Registrant's telephone number, including area code)

Item  5.    Other  Events

The  Company  today  issued  the  following  press  release:


"St. Louis, Missouri, June 10, 1999 Ralston Purina Company announced today its intention to separate its Eveready Battery Company, Inc., subsidiary in a tax-free spinoff to shareholders. Completion of the spinoff is expected to take seven to 10 months and is contingent upon a favorable tax ruling from the Internal Revenue Service, effectiveness of a registration statement relating to the spinoff and final approval by the Ralston Purina Board of Directors.

Eveready is the world's largest manufacturer of dry cell batteries and flashlights. Its products are distributed in more than 160 countries worldwide. Primary batteries account for more than 80 percent of Eveready's sales, and include the flagship Energizer Advanced Formula alkaline and Eveready carbon zinc battery brands. In Fiscal 1998, Eveready sales were $2.07 billion.

In a related move, J. Patrick Mulcahy announced that, effective today, he is resigning his position as co-Chief Executive Officer and co-President of Ralston Purina in order to focus completely on Eveready's battery products business in preparation for the spinoff. He will continue as a member of the Board of Directors of Ralston Purina Company and remain Chairman of the Board and Chief Executive Officer, Eveready Battery Company, Inc.

W. Patrick McGinnis, who previously served with Mulcahy as co-Chief Executive Officer and co-President, has been elected Chief Executive Officer and President of Ralston. McGinnis will also serve as President and Chief Executive Officer, Pet Products Group.

With Fiscal 1998 sales of $2.58 billion, Ralston Purina Pet Products is the world's largest producer of dry dog and dry and soft-moist cat foods and a leading manufacturer of cat box filler. Ralston's flagship Purina brand is the leading brand of dry pet food in North America.

"I am enthusiastic about the opportunity to once again sharpen our focus and create value for Ralston stakeholders," McGinnis said. "We will continue to concentrate on strategies and activities that deliver increasing shareholder value through improved and sustained performance."

Mulcahy  said:    "This  is a positive step in the evolution of Eveready Battery
Company.    I,  too,  am  enthusiastic  about  the  opportunities afforded by an exclusive  focus  on  our  global  battery  products  business."

Wasserstein Perella & Co., an investment banking firm, has been retained by Ralston Purina to assist with the spinoff."


SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 RALSTON  PURINA  COMPANY




                                 By: /s/ James M. Neville
                                 James M. Neville
                                 Vice President and General Counsel



Dated:  June  10,  1999